UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2005

Yellow Roadway Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas		66211
(Address of principal executive offices)		(Zip Code)

(913) 696-6100

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Yellow Roadway Corporation (“Yellow Roadway” or the “Company”) entered into an Amended and Restated Credit Agreement, dated as of May 19, 2005, among the Company; certain foregin subsidiary borrowers of the Company; various lenders party to the Credit Agreement; Bank of America, N.A. and SunTrust Bank, as Syndication Agents; U.S. Bank National Association and Wachovia Bank, National Association, as Documentation Agents; JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent; J.P. Morgan Europe Limited, as UK Agent; and JPMorgan Chase Bank, N.A., as Administrative Agent. The Amended and Restated Credit Agreement provides the Company with a $850 million senior unsecured revolving credit facility, including sublimits available for borrowings under certain foreign currencies. The Amended and Restated Credit Agreement amends and restates the Company’s existing Credit Agreement, dated as of September 10, 2004, among the Company; various lenders party to the Credit Agreement; Bank of America, N.A. and SunTrust Bank, as Syndication Agents; U.S. Bank National Association and Wachovia Bank, National Association, as Documentation Agents; JPMorgan Chase Bank, Toronto Branch, as Canadian Agent; J.P. Morgan Europe Limited, as UK Agent; and JPMorgan Chase Bank, as Administrative Agent (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on September 16, 2004). A copy of the Amended and Restated Credit Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1. Certain schedules to the Amended and Restated Credit Agreement have not been filed with the exhibit. The schedules contain various items related to the representations and warranties made by the parties to the Amended and Restated Credit Agreement. The Company agrees to furnish supplementally any omitted schedules or exhibits to the SEC upon request.

Item 7.01.	Regulation FD Disclosure.

At Yellow Roadway’s Annual Meeting of Stockholders held on Thursday, May 19, 2005, the Company’s stockholders (1) elected the ten directors nominated by the Company’s Board of Directors to hold office until the 2006 Annual Meeting or until their successors are elected and have qualified and (2) ratified the appointment of KPMG LLP as independent public accountants of the Company for 2005.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Exhibits.

10.1	Amended and Restated Credit Agreement, dated as of May 19, 2005, among the Company; the Canadian Borrowers and UK Borrowers party thereto; various lenders party to the Credit Agreement; Bank of America, N.A. and SunTrust Bank, as Syndication Agents; U.S. Bank National Association and Wachovia Bank, National Association, as Documentation Agents; JPMorgan Chase Bank, Toronto Branch, as Canadian Agent; J.P. Morgan Europe Limited, as UK Agent; and JPMorgan Chase Bank, N.A., as Administrative Agent.

Information in this Current Report that is being furnished pursuant to Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information furnished pursuant to Item 7.01 in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in Item 7.01 of this Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information Item 7.01 of this Current Report contains is material investor information that is not otherwise publicly available.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2005

YELLOW ROADWAY CORPORATION

By:	/s/ DANIEL J. CHURAY
Daniel J. Churay
Senior Vice President, General Counsel and Secretary

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INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
10.1	Amended and Restated Credit Agreement, dated as of May 19, 2005, among the Company; the Canadian Borrowers and UK Borrowers party thereto; various lenders party to the Credit Agreement; Bank of America, N.A. and SunTrust Bank, as Syndication Agents; U.S. Bank National Association and Wachovia Bank, National Association, as Documentation Agents; JPMorgan Chase Bank, Toronto Branch, as Canadian Agent; J.P. Morgan Europe Limited, as UK Agent; and JPMorgan Chase Bank, N.A., as Administrative Agent.

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